Exhibit 3.31

F 021220000081

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

PINNACLE SOFTWARE CORPORATION

Under Section 805 of the Business Corporation Law

The undersigned, Secretary of Pinnacle Software Corporation (the “corporation”), hereby certifies:

1. The name of the corporation is Pinnacle Software Corporation.

2. The Certificate of Incorporation of the corporation was filed by the New York Department of State on December 6, 1990 under the name of Pinnacle Software Corporation.

3. The Certificate of Incorporation is amended as authorized by Section 801 of the Business Corporation Law to change the name of the corporation.

4. Paragraph “1” of the Certificate of Incorporation which refers to the corporate name is amended to read as follows:

“1. The name of the corporation is: PaeTec Software Corp.”

5. The Amendment to the Certificate of Incorporation was authorized by vote of the Board of Directors followed by written consent of the Sole Shareholder of the corporation.

IN WITNESS WHEREOF, this certificate has been subscribed on this 19th day of December, 2002, by the undersigned who affirm that the statements made herein are true under the penalties of perjury.

/s/ Daniel J. Venuti
Daniel J. Venuti
Secretary

F 021220000081

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

PINNACLE SOFTWARE CORPORATION

Under Section 805 of the Business Corporation Law

FILED

2002 DEC 20 AM 11:44

STATE OF NEW YORK
DEPARTMENT OF STATE
FILED DEC 20 2002

TAX $
BY:	/s/ JM MONROE

DRAWDOWN ACCOUNT #42

Matter No. 293222	Filed by: Amy L. LaBarge
Bond, Schoeneck & King, LLP
One Lincoln Center
Syracuse, NY 13202

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